UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□	Emerging growth company
□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of stockholders (the “Annual Meeting”) of BGC Partners, Inc. (the “Company”) was held on June 20, 2018.  The following matter was voted on at the Annual Meeting:

•	The election of five directors to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.

At the Annual Meeting, holders of Class A common stock were entitled to one vote per share, and holders of Class B common stock were entitled to 10 votes per share, and the two classes voted together as a single class on the matter submitted to a vote of stockholders.  The aggregate number of Class A and Class B votes cast for, withheld votes and broker non-votes with respect to the election of directors at the Annual Meeting are set forth below:

Proposal 1 - Election of Directors

Directors	For	Withheld	Broker Non- Votes
Howard W. Lutnick	450,919,036	55,536,619	123,958,457
Stephen T. Curwood	446,958,302	59,497,353	123,958,457
William J. Moran	442,986,884	63,468,771	123,958,457
Linda A. Bell	448,264,336	58,191,319	123,958,457
David Richards	503,025,654	3,430,001	123,958,457

The five nominees were elected to the Board of Directors and will serve as directors until the Company’s next annual meeting and until their respective successors have been duly elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form
8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: June 22, 2018	By:	/S/ HOWARD W. LUTNICK
Name: Howard W. Lutnick
Title: Chairman of the Board and Chief Executive Officer

[Signature Page to Form 8-K, dated June 20, 2018, regarding actions taken at the Company’s 2018

Annual Meeting of Stockholders]